EXHIBIT 99.8(a)

Custodian Agreement

                               CUSTODY AGREEMENT
                               -----------------


       THIS AGREEMENT made the 1st day of December, 1987, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 21 West 10th Street, 16th Floor, Kansas City, Missouri 64105 ("Custodian"), and PACIFIC SELECT FUND, a Massachusetts business trust having its principal office and place of business at P.O. Box 7500, 700 Newport Center Drive, Newport Beach, California 92660 ("Fund").

                                  WITNESSETH:

       WHEREAS, the Fund initially established eight Series to be designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, and International Series (the "Initial Series"); and

       WHEREAS, the Fund desires to appoint Investors Fiduciary Trust Company as Custodian of the securities and monies for the investment portfolios of the Initial Series together with all other Series subsequently established by the Fund with respect to which the Fund desires to appoint Investors Fiduciary Trust Company as Custodian and for which Investors Fiduciary Trust Company is willing to be so appointed; and

       WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;

       NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

I.     APPOINTMENT OF CUSTODIAN.  Fund hereby constitutes and appoints Custodian
       ------------------------
as custodian with respect to the Initial Series and any additional Series established by the Fund for which the Fund desires to retain Custodian as custodian and for which Custodian is willing to serve as custodian, whereupon such Series shall become a Series under this Agreement. Custodian accepts such appointment, which includes:

       A. Appointment as custodian of the securities and monies at any time owned by the Series; and

       B. Appointment as agent to perform certain accounting and recordkeeping functions required of a duly registered investment company in compliance with applicable provisions of federal, state and local laws, rules and regulations including, as may be required:

            1. Providing information necessary for Fund to file required financial reports; maintaining and preserving required books, accounts and records as the basis for such reports; and performing certain daily functions in connection with such accounts and records,

            2. Calculating daily net asset values and per share net asset values of each Series of the Fund, and

            3.   Acting as liaison with independent auditors.

II.    DELIVERY OF CORPORATE DOCUMENTS.  Fund has delivered or will deliver to
       -------------------------------
Custodian prior to the effective date of this Agreement, copies of the following documents and all amendments or supplements thereto, properly certified or authenticated:

       A. Resolutions of the Board of Trustees of Fund appointing Custodian as custodian for the Series hereunder and approving the form of this Agreement; and

       B. Resolutions of the Board of Trustees of Fund designating certain persons to give instructions on behalf of Fund to Custodian and authorizing Custodian to rely upon written instructions over their signatures.

III.   DUTIES AND RESPONSIBILITIES OF CUSTODIAN.
       ----------------------------------------

       A.   Delivery of Assets
            ------------------

Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it with respect to each Series and monies then owned by it except as permitted by the Investment Company Act of 1940, as amended, (the "1940 Act") or from time to time coming into its possession during the time this Agreement shall continue in effect. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered. All securities so delivered to Custodian (other than bearer securities) shall be registered in the name of Fund and the appropriate Series, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

       B.   Delivery of Accounts and Records
            --------------------------------

Fund shall turn over to Custodian all of the Fund's relevant accounts and records previously maintained by it. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it by

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Fund, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of Fund to provide any portion of such or to provide any information needed by the Custodian knowledgeably to perform its function hereunder.

       C.   Delivery of Assets to Third Parties
            -----------------------------------

          1. Custodian will receive delivery and keep safely the assets of the Series delivered to it from time to time segregated in a separate account or accounts. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of section III.U. of this Agreement.

          2.     The Custodian is responsible for the       securities and
monies of the Series only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except the Custodian remains responsible for all securities and monies held by a sub-custodian employed pursuant to Section III.U.1. of this Agreement, a sub-custodian employed pursuant to Section III.U.2. (but only to the extent provided in Section IV of this Agreement), a nominee, correspondent, depository or the Federal Reserve Book-Entry system, or other agent, all of which entities shall be deemed agents of the Custodian.

          3. Notwithstanding any other provision of this Agreement, the Custodian, subject to approval and annual review of the arrangement by the Fund's Board of Trustees, is hereby authorized to deposit or arrange for the deposit of securities of the Fund eligible for book entry deposit in Federal Reserve Banks under book entry to the extent acceptable under applicable regulations of the Department of the Treasury of the United States and the Federal Reserve Bank involved, which shall be considered an agent of the Custodian for such purpose. The books and records of the Custodian shall at all times show such assets and monies as part of the account of the applicable Series of the Fund.

          4. Notwithstanding any other provision of this Agreement, the Custodian, subject to approval and annual review of the arrangement by the Fund's Board of Trustees, is authorized in its capacity as Custodian and agent for the Fund to use the facilities and services of the Depository Trust Company, or any regional system for the central handling of securities with which securities may be deposited under the provisions of section

17(f) of the 1940 Act, which shall be considered an agent of the Custodian for such purpose.

       D.   Registration of Securities and Bearer Form Securities
            -----------------------------------------------------

          1. Custodian will hold stocks and other registrable portfolio securities of the Series registered in the name of the Series or in the name of any nominee of Custodian for whose fidelity and liability Custodian will be fully responsible, with or without any indication of fiduciary capacity. Unless otherwise instructed, Custodian will register all such portfolio securities in the name of its authorized nominee, provided that such nominee is either "doing business as" the Custodian, a partnership consisting solely of the Custodian's officers, employees, directors and affiliated entities subject to the legal and operational control of the Custodian, or the nominee of a depository that has been registered with or approved by the Securities and Exchange Commission, and provided further that Custodian and any sub-custodian will use only one nominee each for the Fund. All securities, and the ownership thereof by Fund, which are held by Custodian, its sub-custodian, nominee, correspondent, depository or the Federal Reserve Book Entry System hereunder, however, shall at all times be identifiable on the records of the Custodian and, where applicable, its sub-custodian.

          2. All securities issued in bearer form shall be maintained in that form and not be subject to reregistration in definitive form; that is, bearer form securities shall not be reregistered in the name of a nominee of the Custodian, sub-custodian, or any depository, except upon specific instructions from the Fund as to a given security. Bearer form securities shall be retained by the Custodian or sub-custodian, unless deposited with a depository authorized by the Securities and Exchange Commission and, if applicable, a State Insurance Commissioner.

          3. At least quarterly, Custodian shall provide the Fund an updated list of all securities held by the Custodian including securities held by a sub-custodian, or redeposited by the Custodian (or sub-custodian) with a depository, Federal Reserve Bank, or correspondent bank.

       E.   Exchange of Securities
            ----------------------

Upon receipt of instructions as defined herein in Section V.A., Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of the applicable Series for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefore, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities, except that Custodian shall receive instructions prior to surrendering any convertible security.

       F.   Purchases of Investments of the Fund
            ------------------------------------

          1. Fund will, on each business day on which a purchase of securities for a Series shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:

                 a.   The name of the issuer and description of the security;

                 b. The number of shares or the principal amount purchased, and accrued interest, if any;

                 c.   The trade date;

                 d.   The settlement date;

                 e. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;

                 f.   The total amount payable by the Series upon such purchase;

                 g. The name of the person from whom or the broker or dealer through whom the purchase was made; and

                 h. The name of the Series with respect to which the purchase was made.

In accordance with such instructions, Custodian will pay for out of monies held for the account of the applicable Series, but only insofar as monies are available therein for such purpose, and receive the portfolio securities so purchased by or for the account of the applicable Series. Such payment will be made only upon receipt by Custodian of the securities so purchased in form for transfer satisfactory to Custodian.

       G.   Sales and Deliveries of Investments of the Fund -Other Than Options
            -------------------------------------------------------------------
and Futures
-----------

Fund will, on each business day on which a sale of investment securities of a Series has been made, deliver to Custodian instructions specifying with respect to each such sale:

            1.   The name of the issuer and description of the securities;

            2. The number of shares or principal amount sold, and accrued interest, if any;

            3. The date on which the securities sold were purchased or other information identifying the securities sold and to be delivered;

            4.   The trade date;

            5.   The settlement date;

            6. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;

            7.   The total amount to be received by the Series upon such sale;

            8. The name of the broker or dealer through whom or person to whom the sale was made; and

            9.   The name of the Series with respect to which the sale was made.

In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of the applicable Series to the broker or other person specified in the instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as is satisfactory to Custodian, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities.

       H.   Purchases or Sales of Security Options, Options on Indices, Security
            --------------------------------------------------------------------
Index Futures Contracts, Interest Rate Futures Contracts or Foreign Currency
----------------------------------------------------------------------------
Futures Contracts
-----------------

Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:

            1.   Security Options

                 a.   The underlying security;

                 b.   The price at which purchased or sold;

                 c.   The expiration date;

                 d.   The number of contracts;

                 e.   The exercise price;

                 f. Whether the transaction is an opening, exercising, expiring or closing transaction;

                 g.   Whether the transaction involves a put or call;

                 h.   Whether the option is written or purchased;

                 i.   Market on which option traded;

                 j. Name and address of the broker or dealer through whom the sale or purchase was made; and

                 k. The name of the Series with respect to which the purchase or sale was made.

            2.   Options on Indices

                 a.   The index;

                 b.   The price at which purchased or sold;

                 c.   The exercise price;

                 d.  The premium;

                 e.   The multiple;

                 f.   The expiration date;

                 g. Whether the transaction is an opening, exercising, expiring or closing transaction;

                 h.   Whether the transaction involves a put or call;

                 i.   Whether the option is written or purchased;

                 j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions; and

                 k. The name of the Series with respect to which the purchase or sale was made.

            3. Security Index Futures Contracts, Interest Rate Futures Contracts or Foreign Currency Futures Contracts

                 a. The last trading date specified in the contract and, when available, the closing level, thereof;

                 b. The index level, or value of the underlying security or currency on the date the contract is entered into;

                 c.   The multiple;

                 d.   Any margin requirements;

                 e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement);

                 f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions; and

                 g. The name of the Series for which the purchase or sale was made.

            4.   Options on Index Futures Contracts

                 a.   The underlying index futures contract;

                 b.   The premium;

                 c.   The expiration date;

                 d.   The number of options;

                 e.   The exercise price;

                 f. Whether the transaction involves an opening, exercising, expiring or closing transaction;

                 g.   Whether the transaction involves a put or call;

                 h.   Whether the option is written or purchased;

                 i.   The market on which the option is traded; and

                 j.   The name of the Series for which the option is traded.

       I.   Securities Pledged or Loaned
            ----------------------------

          If specifically allowed for in the prospectus of Fund:

          1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by a Series; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

          2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that if the borrower is a bank or securities broker-dealer, the securities will be released only upon deposit with Custodian of full collateral consisting of U.S. Government securities or cash or obligations fully guaranteed by the United States of America or any agency or instrumentality thereof as specified in such instructions, and that the Series will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the collateral to the borrower.

       J.   Routine Matters
            ---------------

Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of the Series except as may be otherwise provided in this Agreement or directed from time to time by the Board of Trustees of the Fund.

       K.   Deposit Account
            ---------------

Custodian will open and maintain a special purpose deposit account or accounts in the name of Custodian ("Account"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of the Series shall be deposited in said Account of the applicable Series, barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the next business day after deposit of any check into Fund's Account, and will be available for withdrawal by the Fund in the form of Federal Funds. Custodian may open and maintain an Account in such other banks or trust companies as may be designated by it or by properly authorized resolution of the Board of Trustees of Fund, such Account, however, to be in the name of Custodian and subject only to its draft or order.

       L.   Cash Accounts
            -------------

Any cash account maintained by the Fund with the Custodian under this Agreement, wherein there is deposited cash, interest, dividends or the proceeds of security sales, shall be deemed to be a part of the custody account and shall be subject to all of the other terms and provisions of this Agreement.

       M.   Sweep Accounts
            --------------

          Any "sweep" account maintained by the sub-custodian or foreign sub-custodian on behalf of a Series of the Fund wherein available cash is automatically invested shall be deemed a part of the Account or Accounts subject to the terms and provisions of this Agreement. The Fund shall have the option of selecting the type of account into which the funds are to be swept and, if the available Accounts are mutual funds, the particular mutual fund.

       N.   Income and Other Payments to Fund
            ---------------------------------

            Custodian will:

          1. Collect, claim and receive and deposit for the Account of each Series of the Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the account of each Series of the Fund with such income on the date received;

          2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

          3. Take such other action as may be necessary or proper in connection with:

              a. the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:

                  (1) all coupons and other income items requiring purpose;
                      and

                  (2) all other securities which may mature or be called,
                      redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or notice of which is contained in publications of the type to which it normally subscribes for such purpose; and

              b. the endorsement for collection, in the name of each Series of the Fund, of all checks, drafts or other negotiable instruments.

Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions. Unless prior instructions have been received to the contrary, Custodian will, without further instructions, sell any rights held for the account of each Series of the Fund on the last trade date prior to the date of expiration of such rights.

       O.   Payment of Dividends and other Distributions
            --------------------------------------------

On the declaration of any dividend or other distribution on the shares of beneficial interest of a Series of Fund ("Fund Shares") by the Board of Trustees of Fund, Fund shall deliver to Custodian instructions with respect thereto, including a copy of the Resolution of said Board of Trustees certified by the Secretary or an Assistant Secretary of Fund wherein there shall be set forth the record date as of which shareholders entitled to receive such dividend or other distribution shall be determined, the date of payment of such dividend or distribution, and the amount payable per share on such dividend or distribution.

Except if the ex-dividend date and the reinvestment date of any dividend are the same, in which case funds shall remain in the Custody Account, on the date specified in such Resolution for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of a Series, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Fund, such amount as may be necessary to pay the amount per share payable in cash on Fund Shares for a Series issued and outstanding on the record date established by such Resolution.

       P.   Shares of Fund Purchased by Fund
            --------------------------------

Whenever any Fund Shares for a Series are repurchased or redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the Account of the Series and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice.

Custodian shall not have any duty or responsibility to determine that Fund Shares repurchased or redeemed by Fund have been removed from the proper shareholder account or accounts or that the proper number of such shares have been cancelled and removed from the shareholder records.

       Q.   Shares of Fund Purchased from Fund
            ----------------------------------

Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares.

          Custodian shall not have any duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

       R.   Proxies and Notices
            -------------------

Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for a Series and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

       S.   Disbursements
            -------------

Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Fund or a Series (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by a Series, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Fund or a Series pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, the Series to be charged, and the purpose of the payment.

       T.   Daily Statement of Accounts
            ---------------------------

Custodian will, within a reasonable time, render to Fund as of the close of business on each day, a detailed statement of the amounts received or paid and of securities received or delivered for the account of each Series of the Fund during said day. Custodian will, from time to time, upon request by Fund, render a detailed statement of the securities and monies held for one or more of the Series under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so and will permit such persons as are authorized by Fund, and if demanded, federal and state regulatory agencies to examine the securities, accounts, books and records of the Fund. In any requested review by a regulatory authority having the requisite authority of Fund's accounts and records maintained by Custodian, Custodian will furnish any information or reports regarding accounts and records of Fund which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations. Upon the instructions of Fund or as demanded by federal or state regulatory agencies, Custodian will instruct sub-custodian to permit such persons as are authorized by Fund and if demanded, federal and state regulatory agencies to examine the books, records and securities held by sub-custodian which relate to Fund.

       U.   Appointment of Sub-Custodian
            ----------------------------

          1. Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies acting as sub-custodians as may be selected by Custodian. Any such sub-custodian must have the qualifications required for custodian under the 1940 Act. The sub-custodian may participate directly or indirectly pursuant to the approval of the Fund's Board of Trustees in the Depository Trust Company, any other depository approved by the Fund, or the Treasury/Federal Reserve Book Entry System (as such entity is defined at 17 CFR Sec. 270.17f-4(b)). Neither Custodian nor sub-custodian will be entitled to reimbursement by Fund for any fees or expenses of any sub-custodian. The appointment of a sub-custodian will not relieve Custodian of any of its obligations hereunder.

          2. Notwithstanding any other provision of this Agreement, the Custodian is authorized and instructed to employ as sub-custodian, or to instruct a sub-custodian to employ as its sub-custodian, for the Series' securities and other assets maintained outside of the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"), provided that any such foreign sub-custodian is an "eligible foreign custodian" as defined under Rule 17-5(c)(2) under the 1940 Act or is otherwise eligible to serve as such a foreign sub-custodian under an exemptive order issued by the U.S. Securities and Exchange Commission from Section 17(f) of the 1940 Act applicable to the custodian or a sub-custodian. Upon receipt of instructions, together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as foreign sub-custodians. Upon receipt of instructions from the Fund, the Custodian shall cease the employment, or direct its sub-custodian to cease the employment, as the case may be, of any one or more of such foreign sub-custodians for maintaining custody of the Series' assets.

          3.     Monitoring Responsibilities.  The Custodian shall furnish
                 ---------------------------
annually to the Fund, upon the request of the Fund, information concerning any sub-custodian and any foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Agreement. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a sub-custodian or foreign sub-custodian or is notified by a foreign banking institution employed as a foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

        V.  Accounts and Records
            --------------------

          1. Custodian will prepare and maintain complete, accurate and current the accounts and records required to be maintained by Fund (1) under the General Rules and Regulations under the 1940 Act ("Rules") and (2) to the extent necessary to maintain records for the requirements pertaining to regulated investment companies (but not for tax accounting purposes) under the Internal Revenue Code ("Code"), to the extent that records described in (1) and (2) are customarily maintained by custodians of open-end management investment companies, and as agreed upon between the parties, and Custodian will preserve said records in the manner and for the periods prescribed in said Code and Rules, or for such longer period as is agreed upon by the parties.

          2. Custodian shall allow, upon not more than 48 hours' notice and during the course of the Custodian's regular business hours, any insurance or banking authority having the requisite authority to inspect the securities held by the Custodian and all of the Custodian's records pertaining to the Fund's securities held by the Custodian.

          3. Custodian relies upon Fund to furnish, in writing, accurate and timely information to complete Fund's records and perform daily calculation of the Series' net asset value, as provided in Section III.Y. below.

          4. Custodian shall incur no liability and Fund shall indemnify and hold harmless Custodian from and against any liability arising from any failure of Fund to furnish such information in a timely and accurate manner, even if Fund subsequently provides accurate but untimely information. It shall be the responsibility of Fund to furnish Custodian with the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning each of its securities when such information is not readily available from generally accepted securities industry services or publications.

       W.   Accounts and Records Property of Fund
            -------------------------------------

Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information, Custodian will supply necessary data for Fund's completion of any necessary tax returns, questionnaires, periodic reports to regulatory authorities and Shareholders and such other reports and information requests as Fund and Custodian shall agree upon from time to time.

       X.   Adoption of Procedures
            ----------------------

Custodian and Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, Declaration of Trust, Bylaws, or any rule or regulation of any regulatory body or governmental agency. Fund will be responsible to notify Custodian of any changes in state statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures.

       Y.   Calculation of Net Asset Value
            ------------------------------

Custodian will calculate the net asset value of each Series of the Fund, in accordance with Fund's prospectus, once daily at or about 4:00 p.m. New York City time, or at such other time as instructed by the Fund's Board of Trustees that, subject to applicable law, is agreeable to Custodian. Custodian will prepare and maintain a daily evaluation of securities for which market quotations are available by the use of outside services normally used and contracted for this purpose; all other securities will be evaluated in accordance with Fund's instructions. Custodian will have no responsibility for the accuracy of the prices quoted by these outside services or for the information supplied by Fund or upon instructions.


IV.    DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE
       -------------------------------------------------------------------------
       OF THE UNITED STATES.
       --------------------

       A.   Assets to be Held.  The Fund shall limit the securities and other
            -----------------
assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 under the 1940 Act, and (b) cash and cash equivalents in such amounts as the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

       B.   Foreign Securities Depositories.  Except as may otherwise be agreed
            -------------------------------
upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the banking institutions serving as sub-custodians or foreign sub-custodians pursuant to the terms hereof, provided such depositories may be used under Rule 17f-5 under the 1940 Act or similar exemption applicable to the Custodian or sub-custodian from Section 17(f) of the 1940 Act. Such arrangements shall provide that the Custodian and, if applicable, the sub-custodian shall identify on its books as belonging to the Fund any securities held by such foreign securities depositories.

       C.   Identification of Securities.  The Custodian shall identify on its
            ----------------------------
books as belonging to the Series, the foreign securities of the Series held by each foreign sub-custodian. Each agreement pursuant to which the Custodian or sub-custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian or sub-custodian on behalf of the Fund and its Series. In the event that such foreign banking institution deposits the Series' securities in a foreign securities depository, the foreign banking institution shall identify on its books as belonging to the Custodian or sub-custodian, as agent for its customers, the securities so deposited (all collectively referred to as the "Account").

       D.   Agreements with Foreign Banking Institutions.  Each agreement with a
            --------------------------------------------
foreign banking institution shall provide that: (a) the Series' assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institutions or its creditors, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Series' assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund and its Series; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

       E.   Access by Independent Accountants of the Fund or by Banking or
            --------------------------------------------------------------
Insurance Authority.  Upon request of the Fund, the Custodian will use its best
-------------------
efforts to arrange for the independent accountants of the Fund or any banking or insurance regulatory body having the requisite authority to be afforded reasonable access to the books and records of any foreign banking institution employed as a foreign sub-custodian to the extent authorized by applicable law insofar as such books and records relate to the performance of such foreign banking institutions under its agreement with the Custodian. Each contract between the Custodian or sub-custodian and such foreign banking institution shall provide for such access.

       F.   Reports by Custodian.  The Custodian will supply to the Fund from
            --------------------
time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Series held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Series' securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

       G.   Transactions in Foreign Custody Account.
            ---------------------------------------

          1. Upon receipt of instructions, the Custodian or sub-custodian shall make or cause its foreign sub-custodian to deliver or exchange foreign securities owned by the Fund, to the extent delivery or exchange of domestic securities is authorized in Section III. of this Agreement.

          2. Upon receipt of instructions, the Custodian shall pay out or cause its foreign sub-custodians to pay out monies of the Series, to the extent payment of monies by the Custodian is otherwise authorized by this Agreement.

          3. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of the Fund and its Series and delivery of securities maintained for the account of the Fund and its Series may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

          4. Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee.

       H.   Liability of Foreign Sub-Custodians.  Each agreement pursuant to
            -----------------------------------
which the Custodian or sub-custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care (which may be defined in such agreement according to the standards of the country of such foreign sub-custodian) in the performance of its duties and to indemnify, and hold harmless, the Custodian or sub-custodian from and against any loss or liability arising out of or in connection with the institution's performance of such obligations.

       I.   Liability of Custodian and Sub-Custodian.  The Custodian shall be
            ----------------------------------------
liable to the Fund for any loss which shall occur as the result of the failure of a foreign sub-custodian or an eligible foreign securities depository engaged by such Custodian or sub-custodian thereof or the nominee of the foreign sub-custodian or foreign securities depository to exercise reasonable care with respect to the safekeeping of such securities and other assets to the same extent that the foreign sub-custodian or foreign securities depository would be liable to the Fund if the Custodian were holding such securities and other assets in New York. In the event of any loss to the Fund by reason of the failure of the Custodian, any sub-custodian, a foreign sub-custodian or an eligible foreign securities depository engaged by such foreign sub-custodian or the nominee of either a foreign sub-custodian or foreign securities depository to utilize reasonable care, the Custodian shall be liable to the Fund to the extent of the Fund's or the Custodian's damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. The Custodian shall be held to the exercise of reasonable care in carrying out this Agreement but shall be indemnified by, and shall be without liability to, Fund for any action taken or omitted by the Custodian in good faith without negligence.

       J.     Branches of U.S. Banks. Except as otherwise set forth in this
              -----------------------
Agreement, the provisions of this subsection other than Section IV.I shall not apply where the custody of the Fund assets maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the 1940 Act which meets the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Subsection III.U.1. of this Agreement.


V.     INSTRUCTIONS.
       ------------

       A. The term "instructions", as used herein, means written or oral instructions to Custodian from a designated representative of Fund. Certified copies of Resolutions of the Board of Trustees of Fund naming one or more designated representatives to give instructions in the name and on behalf of Fund, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the Resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section V., no authorizations or instructions received by Custodian from Fund, will be deemed to authorize or permit any trustee, officer, employee, or agent of Fund to withdraw any of the securities or similar investments of Fund upon the mere receipt of such authorization or instructions from such trustee, officer, employee or agent.

Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgement if required at the discretion of Custodian) of the instructions of a designated representative of Fund will undertake to deliver for a Series' account monies, (provided such monies are on hand or available) in connection with the Series' transactions and to wire transfer such monies to such broker, dealer, sub-custodian, bank or other agent specified in such instructions by a designated representative of the Fund.

       B. No later than the next business day immediately following each oral instruction, Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral instruction.



VI.    LIABILITY OF CUSTODIAN.
       ----------------------

       A.   1.   Except with respect to securities and other assets held under agreements with foreign sub-custodians and foreign securities depositories, the liability for which shall be governed by Sections IV.H. and IV.I. of this Agreement, Custodian shall assume the entire responsibility for physical loss, damage or injury to custodied securities occasioned by robbery, burglary, fire, theft or mysterious disappearance irrespective of whether such losses occur while the securities are in possession of Custodian or one of Custodian's agents, sub-custodian, nominee, depository or correspondent. In addition, in the event of any loss to the securities due to other cause, unless the Custodian can prove that it and its agents, sub-custodian, nominees, depositories and correspondents were not negligent and did not act with willful misconduct, the Custodian will be liable for the negligence or willful misconduct of its employees, officers, sub-custodian, agents, nominees, depositories and correspondents.

          2. Except with respect to securities and other assets held under agreements with foreign sub-custodians and foreign securities depositories, the replacement of which shall be governed by Sections IV.H. and IV.I. of this Agreement, in the event of loss, damage or injury to the securities and/or monies while on deposit in Custodian's account, whether held by Custodian, its sub-custodian, nominee, correspondent or depository (including Federal Reserve Book Entry System), upon Fund's demand, Custodian will promptly cause the said securities and/or monies to be replaced with securities and/or monies of like kind and quality, together with all rights and privileges pertaining thereto, or, if acceptable to Fund, remit cash equal to the fair market value of the securities as of the date when the loss was discovered, which acceptance will not unreasonably be denied.

          3. Custodian may request and obtain the advice and opinion of counsel for Fund with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion.

       B. Custodian may rely upon statements of Fund's independent certified public accountants and any representative of Fund authorized to give instructions, and Custodian shall not be liable for any actions taken, in good faith, upon such statements.

       C. If Fund requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to Fund given prior to such actions, shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action.

       D. Custodian shall be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and Fund.

       E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, a certificate signed by the Fund's President, or other officer specifically authorized for such purpose.

       F. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

          1. The legality of the purchase of any security by or for a Series or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefore;

          2. The legality of the sale of any securities by or for a Series, or the propriety of the amount for which the same are sold;

          3. The legality of the issue or sale of any beneficial interest of Fund, or the sufficiency of the amount to be received therefore;

          4. The legality of the repurchase or redemption of any shares of beneficial interest of, or the propriety of the amount to be paid therefore; or

          5. The legality of the declaration of any dividend of a Series by Fund, or the legality of the issue of any shares of beneficial interest of a Series of Fund in payment of any stock dividend.

       G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money received by it on behalf of Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

       H. Notwithstanding anything herein to the contrary, Custodian may provide Fund for its approval, agreements with banks or trust companies which will act as sub-custodians for Fund pursuant to Section III.U. of this Agreement.

VII.   COMPENSATION.  Fund will pay to Custodian such compensation as is stated
       ------------
in the Fee Schedule attached hereto as Exhibit A which may be changed from time to time as agreed to in writing by Custodian and Fund. Such compensation will be computed monthly on the last trading day each month and billed to, and paid by, the Fund monthly. Custodian may not charge such compensation or other fees for which it may be entitled to reimbursement under the provisions of this Agreement against monies held by it for the account of Fund. Custodian will not be entitled to reimbursement by Fund for any loss or expenses of any sub-custodian or eligible foreign custodian.

VIII.  TERMINATION.  The term of this Agreement shall be one year.  Either party
       -----------
to this Agreement may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than sixty (60) days prior to the date upon which such termination will take effect. The Fund may terminate this Agreement without payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination. Upon termination of this Agreement, Fund will pay to Custodian such compensation for its reimbursable disbursements, fees, costs and expenses paid or incurred to such date and Fund will use its best efforts to obtain a successor custodian. Unless the holders of a majority of the outstanding shares of beneficial interest vote to have the securities, funds, records and other properties held under this Agreement delivered and paid over to some other person, firm or corporation specified in the vote, having not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for Custodian as set forth in the Bylaws of Fund or under applicable law, the Board of Trustees of Fund will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a bank or trust company having such qualifications. Custodian will, upon termination of this Agreement, deliver, free from any claim of rights respecting the records, funds and property of the Fund, to the successor custodian so specified or appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, all funds, records and other properties of Fund deposited with or held by Custodian hereunder, or will cooperate in effecting changes in book-entries at the Depository Trust Company or in the Treasury/Federal Reserve Book Entry System pursuant to 31 CFR Sec. 306.118. In the event no such vote has been adopted by the holder of shares of beneficial interest of Fund and no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian will deliver the securities, funds, records and properties of Fund to a bank or trust company at the selection of Custodian and meeting the qualifications for Custodian, if any, set forth in the Bylaws of Fund and having not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon either such delivery to a successor custodian, Custodian will have no further duties under this Agreement, although any liabilities pursuant to Section VI. of this Agreement will survive termination of this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by Fund to anyone other than a successor custodian, the question of whether Fund will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds, records and property of the Series which is permitted by the 1940 Act, Fund's Declaration of Trust and Bylaws then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

IX.    NOTICES.  Notices, requests, instructions and other writings received by
       -------
Fund at P.O. Box 7500, 700 Newport Center Drive, Newport Beach, California 92660 or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings received by Custodian as its offices at 21 West 10th Street, 16th Floor, Kansas City, Missouri 64105, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

X.     EMPLOYEES.  Custodian shall be responsible for making inquiries for
       ---------
reasonably insuring and, upon request of the Fund, for providing an annual certification to the Fund that, to the best of the Custodian's knowledge, Custodian or any employee thereof, or any sub-custodian or any employee thereof has not, in any material connection with the handling of the assets of the
Series:

       A. been convicted, in the last 10 years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or

       B. been found by any state regulatory authority, within the last 10 years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or

       C. been found by any federal or state regulatory authorities, within the last 10 years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

XI.    CONFIDENTIALITY.  The Custodian, sub-custodian, or any agent thereof
       ---------------
shall not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, will keep confidential any information obtained pursuant to the arrangements under this Agreement and will disclose such information only if the Fund has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

XII.   RESERVATION OF AUTHORITY.  Notwithstanding any other provision of this
       ------------------------
Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for direction and control of all services provided pursuant to this Agreement, and retain the right to direct, approve, or disapprove any action hereunder, which responsibility and right shall be reasonably exercised.

XIII.  MISCELLANEOUS.
       -------------

       A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

       B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

       C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

       D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       E. This Agreement shall become effective at the close of business on __ day of _______________, 1987.

       F. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

       G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

       H. This Agreement may not be assigned by either party without prior written consent of the other party.

       I. If any provision of the Agreement, either in its present form or as amended from time to time, limits, qualifies or conflicts with the 1940 Act and the rules and regulations promulgated thereunder, such statutes, rules and regulations shall be deemed to control and supersede such provision without nullifying or terminating the remainder of the provisions of this Agreement.

       J. A copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Declaration of Trust has been executed on behalf of the Fund by a Trustee of the Fund in her capacity as Trustee of the Fund and not individually. The obligations of this Custody Agreement shall be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

       K. Should the California Department of Insurance succeed to control of Pacific Mutual's assets in the event of an impairment or insolvency, the custodian will recognize the Department's succession to Pacific Mutual's rights under the contract as shareholder of the Fund, and accordingly will accept instructions from the Department in the same manner as from Pacific Mutual to the extent consistent with applicable law.

       L. Notwithstanding the provisions of this Agreement, the maximum standard of care applicable to Custodian will be the greater of (1) the standard imposed by applicable California law and/or federal law under the 1940 Act, and
(2) the standard under which Custodian shall hold harmless and indemnify the Fund from and against any loss or liability arising out of Custodian's failure to comply with the terms of this Agreement or arising out of Custodian's negligence, willful misconduct or bad faith.

       Custodian represents that it does meet all requirements of a custodian of
Section 17(f) of the 1940 Act and any Rules thereunder and agrees to immediately notify the Fund in the event that Custodian, for any reason, no longer meets such requirements.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized corporate officers, and their respective corporate seals to be affixed.

                           INVESTORS FIDUCIARY TRUST COMPANY


                           By: /s/ RICHARD J. BRAUN
                               Richard J. Braun, President

(Corporate Seal)

ATTEST: /s/ CHERYL J. NAEGLER

Cheryl J. Naegler, Assistant Secretary



                                 PACIFIC SELECT FUND
                                 -------------------


                                 By:  /s/ TC SUTTON
                                      Thomas C. Sutton
                                      President

(Corporate Seal)


ATTEST: /s/DIANE N. LEDGER


Diane N. Ledger

                         ADDENDUM TO CUSTODY AGREEMENT
                         -----------------------------


The Agreement, made the 1st day of December, 1987 between the PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660 and INVESTORS FIDUCIARY TRUST COMPANY ("IFTC"), a state chartered trust company organized and existing under the laws of the state of Missouri, having its principal place of business at 21 West 10th Street, Kansas City, Missouri 64105 ("the Agreement"), is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement.


                                  WITNESSETH:


WHEREAS, pursuant to the Agreement, the Fund has appointed IFTC as Custodian and IFTC has accepted such appointment; and

WHEREAS, the Agreement provides that its term shall be one year, and the Fund and IFTC desire to extend the term of the Agreement; and

WHEREAS, the Fund initially established and currently offers eight separate Series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series and International Series; and

WHEREAS, the Fund intends to establish an additional Series to be designated as the Equity Index Series; and

WHEREAS, the Fund desires to appoint IFTC as Custodian for the Equity Index Series on the terms set forth in the Agreement and hereafter and IFTC is willing to accept such appointment;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

       1. In addition to its responsibilities as specified in the Agreement, the Fund hereby constitutes and appoints IFTC as custodian with respect to the Equity Index Series, which, together with all other Series previously established by the Fund, shall be a Series under the Agreement as provided in
Section I, subject to the terms and conditions as specified in the Agreement and this Addendum.

       2. Section VII (on page 28) of the Agreement, entitled "Compensation," is hereby amended by deleting the first sentence of this Section and substituting the following in lieu thereof:

          With respect to the Initial Series, Fund will pay to Custodian such compensation as is stated in the Fee Schedule attached hereto as Exhibit A which may be changed from time to time as agreed to in writing by Custodian and Fund. With respect to the Equity Index Series, Fund will pay to Custodian such compensation as is stated in the Fee Schedule attached hereto as Exhibit B which may be changed from time to time as agreed to in writing by Custodian and Fund.

       3. Section VIII (on page 28) of this Agreement, entitled "Termination", is hereby amended by deleting the first sentence of this Section and substituting the following in lieu thereof:

          "Unless otherwise required by applicable law, this Agreement as amended by the Addendum shall remain in effect until termination as provided below."


This Addendum shall take effect as of the day the Equity Index Series begins operations.



IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.


                                PACIFIC SELECT FUND



1-17-89                         /s/ THOMAS C. SUTTON
Date                                     President



                                INVESTORS FIDUCIARY TRUST COMPANY



1-17-89                         /s/ R.A. WINEGAR
Date                                  Senior Vice President

ADDENDUM TO CUSTODY AGREEMENT
-----------------------------

The Custody Agreement, made the 1st day of December, 1987, and subsequently amended on January 30, 1991, between PACIFIC SELECT FUND (the "Fund") a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and Investors Fiduciary Trust Company ("IFTC"), a state chartered trust company organized and existing under the laws of the state of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 4th day of January, 1994.

                                  WITNESSETH:

WHEREAS, pursuant to the Agreement, the Fund has appointed IFTC as Custodian and IFTC has accepted such appointment; and

WHEREAS, the Fund currently consists of nine separate series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, International Series and Equity Index Series (each a "Series"); and

WHEREAS, the Fund intends to establish one additional Series to be designated as the Growth LT Series; and

WHEREAS, the Fund desires to appoint IFTC as Custodian for the Growth LT Series on the terms set forth in the Agreement and this Addendum; and

WHEREAS, IFTC is willing to accept such appointment;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

       1. In addition to its responsibilities as specified in the Agreement, the Fund hereby constitutes and appoints IFTC as custodian with respect to the Growth LT Series, which, in addition to all other Series previously established by the Fund, shall be deemed as a Series under the Agreement as provided in the Agreement subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in section seven (7) ("Compensation") of the Agreement and in the Fee Schedule ("Exhibit A") attached thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                                      PACIFIC SELECT FUND

                                      By: /s/TC SUTTON
ATTEST /s/ AUDREY L. MILFS                Name:  Thomas C. Sutton
     Name:  Audrey L. Milfs               Title:  President
     Title:  Secretary



                                     INVESTORS FIDUCIARY TRUST COMPANY

                                     By: /s/ ALLEN R. STRAIN
ATTEST /s/ MARVIN RAU                    Name:  Allen R. Strain
     Name:  Marvin Rau                   Title:  Executive Vice President
     Title:  Secretary

                         ADDENDUM TO CUSTODY AGREEMENT
                         -----------------------------


The Custody Agreement, made the 1st day of December, 1987, and subsequently amended on January 30, 1991, between PACIFIC SELECT FUND (the "Fund") a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and Investors Fiduciary Trust Company ("IFTC"), a state chartered trust company organized and existing under the laws of the state of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 15th day of August, 1994.

                                  WITNESSETH:

WHEREAS, pursuant to the Agreement, the Fund has appointed IFTC as Custodian and IFTC has accepted such appointment; and

WHEREAS, the Fund currently consists of ten separate series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, International Series, Equity Index Series and Growth LT Series (each a "Series"); and

WHEREAS, the Fund intends to establish two additional Series to be designated as the Equity Series and Bond and Income Series; and

WHEREAS, the Fund desires to appoint IFTC as Custodian for the Equity Series and Bond and Income Series on the terms set forth in the Agreement and this Addendum; and

WHEREAS, IFTC is willing to accept such appointment;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

       1. In addition to its responsibilities as specified in the Agreement, the Fund hereby constitutes and appoints IFTC as custodian with respect to the Equity Series and Bond and Income Series, which, in addition to all other Series previously established by the Fund, shall be deemed as a Series under the Agreement as provided in the Agreement subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in section seven (7) ("Compensation") of the Agreement and in the Fee Schedule ("Exhibit A") attached thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

                                         PACIFIC SELECT FUND



Attest: /s/ AUDREY L. MILFS              By: /s/ TC SUTTON
Name:  Audrey L. Milfs                       Name:  Thomas C. Sutton
Title:  Secretary                            Title:    President



                       INVESTORS FIDUCIARY TRUST COMPANY



Attest: /s/MARVIN RAU                         By: /s/ALLEN R. STRAIN
Name:  Marvin Rau                                   Name:  Allen R. Strain
Title:  Secretary                                   Title:    Executive Vice
President

                         ADDENDUM TO CUSTODY AGREEMENT
                         -----------------------------


       The Custody Agreement, made the 1st day of December, 1987, and subsequently amended on January 17, 1989, January 4, 1994 and August 15, 1994, between PACIFIC SELECT FUND (the "Fund") a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and Investors Fiduciary Trust Company ("IFTC"), a state chartered trust company organized and existing under the laws of the state of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this _____ day of _________________.

                                  WITNESSETH:

       WHEREAS, pursuant to the Agreement, the Fund has appointed IFTC as Custodian and IFTC has accepted such appointment; and

       WHEREAS, the Fund currently consists of twelve separate series designated as the Money Market Portfolio, Managed Bond Portfolio, High Yield Bond Portfolio, Government Securities Portfolio, Growth Portfolio, Equity Income Portfolio, Multi-Strategy Portfolio, International Portfolio, Equity Index Portfolio, Growth LT Portfolio, Equity Portfolio and Bond and Income Portfolio (each referred to as a "Series" in the Agreement, and hereinafter referred to as a "Portfolio"); and

       WHEREAS, the Fund intends to establish two additional Portfolios to be designated as the Emerging Markets Portfolio and Aggressive Equity Portfolio; and

       WHEREAS, the Fund desires to appoint IFTC as Custodian for the Emerging Markets Portfolio and Aggressive Equity Portfolio on the terms set forth in the Agreement and this Addendum; and

       WHEREAS, IFTC is willing to accept such appointment;

       NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

       1. In addition to its responsibilities as specified in the Agreement, the Fund hereby constitutes and appoints IFTC as custodian with respect to the Emerging Markets Portfolio and Aggressive Equity Portfolio, which, in addition to all other Portfolios previously established by the Fund, shall be deemed as a Portfolio under the Agreement as provided in the Agreement subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in section seven (7) ("Compensation") of the Agreement and in the Fee Schedule ("Exhibit A") attached thereto.

       IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                              PACIFIC SELECT FUND


Attest:                                       By:
Name:  Audrey L. Milfs                           Name:  Thomas C. Sutton
Title: Secretary                                 Title:  President


                       INVESTORS FIDUCIARY TRUST COMPANY


Attest:                                       By:
Name:                                         Name:
Title:                                        Title: